UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 1, 2009
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.(A)
EX-99.(B)
EX-99.(C)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to GM Advance Agreement
On September 3, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Thirteenth Amendment”) to its existing liquidity agreement (the “GM Advance Agreement”) between Delphi and General Motors Company (as assignee of Motors Liquidation Company, formerly known as General Motors Corporation) ( “GM”). As set forth more fully below, the effect of the Thirteenth Amendment was to extend the deadline for Delphi to satisfy certain milestones, which if not met, would prevent Delphi from continued access to the facility.
As previously reported, the GM Advance Agreement was amended and restated on June 1, 2009 to provide Delphi with an additional $250 million credit facility (the “Tranche C Facility”), subject to Delphi’s continued satisfaction of certain conditions and milestones. For a complete description of the terms of the GM Advance Agreement as so amended and restated prior to the First and Second Amendments, see Delphi’s Current Reports on Form 8-K filed June 18, 2009, July 30, 2009, August 3, 5, 7, 10, 17, 19, 24, and 28, 2009 and Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 and Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. The following description of the terms of the Thirteenth Amendment is qualified by reference to the full text of the amendment, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein.
Delphi’s continued ability to request advances under the Tranche C Facility is conditioned on progress in achieving the transactions contemplated by the confirmed First Amended Joint Plan Reorganization as modified (as further modified, amended and supplemented, the “Modified Plan”), as filed with the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Court”) on June 16, 2009. Specifically, prior to the Thirteenth Amendment, the ability of Delphi to request advances on or after September 3, 2009 was conditioned on the entry by the Court of an order, in form and substance reasonably acceptable to GM, approving the Modified Plan or an implementation agreement pursuant to which the parties to the Master Disposition Agreement, dated June 1, 2009, as revised and amended, among Delphi, GM Components Holdings, LLC, GM and Parnassus Holdings II, LLC, would perform their obligations thereunder pursuant to Section 363 of the Bankruptcy Code, independent of and not pursuant to or contingent on the effectiveness of the Modified Plan. The Thirteenth Amendment extends the September 3, 2009 date until 8:00 p.m. (Eastern time) on September 17, 2009. All other terms of the GM Advance Agreement remain in effect.
Amendment to Accommodation Agreement and DIP Credit Facility
On September 3, 2009, Delphi entered into a further amendment (the “Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), and its existing debtor-in-possession financing agreement (as previously amended and supplemented through the date hereof the “Amended and Restated DIP Credit Facility”) (consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”)), with the lenders under the Amended and Restated DIP Credit Facility (the “DIP Lenders”). The effect of the Amendment is to extend the term of the Accommodation Agreement to 8:00 p.m. (Eastern time) on September 17, 2009. The following description of the Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(b) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 9, 18, 22, and 24, 2009, July 1, 8, 13, 20, 22, and 30, 2009, August 3, 5, 7, 10, 17, 19, 24, and 28, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, as in effect prior to the Amendment (the “Prior Accommodation Agreement”), the lenders agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until September 3, 2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions. The Amendment further extends that date until 8:00 p.m. (Eastern time) on September 17, 2009. There currently remains approximately $230 million outstanding under the Tranche A Facility, $310 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility. The Amendment also provides that the requisite majority of DIP Lenders have 85 business days (modified from 70 business days) to notify Delphi that the modified plan of reorganization filed on June 1, 2009 is not satisfactory.
In addition, in connection with the Company’s emergence from chapter 11 and the closing of the transactions under the Master Disposition Agreement, the Amendment provides that assignments of DIP Lenders’ loans under the Amended and Restated DIP Credit Facility (the “DIP Loans”) will not be processed by the administrative agent under the Amended and Restated DIP Facility

(the “Agent”) during the period commencing on September 11, 2009 and ending on the date, if any, on which the Agent is notified by Delphi that the Master Disposition Agreement has been terminated in accordance with the terms thereof (unless the requisite DIP Lenders consent to such assignment). Furthermore, Delphi has been advised by the Agent that in order to permit sufficient time for processing and settling trades by September 10, 2009, all pending assignments for the DIP Loans, and related documentation required for pending purchasers to become record holders of DIP Loans by September 10, 2009 must be submitted in good form to the Agent not later than 12:00 p.m. (Eastern time)on September 4, 2009. The Agent has also advised Delphi that it has informed the DIP Lenders that it will endeavor to process on or before September 10, 2009 all trades of DIP Loans properly submitted to the Agent by the September 4, 2009 (12:00 p.m. Eastern time) deadline, on a best efforts basis and that it anticipates that submissions that are incomplete at the September 4, 2009 (12:00 p.m. Eastern time) deadline, and submissions thereafter, will not be processed by September 10, 2009.
The remaining provisions in the Accommodation Agreement are materially unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the GM Advance Agreement and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
Amendment to Partial Temporary Accelerated Payment Agreement
On September 1, 2009, Delphi entered into a further amendment (the “Fourth Amendment”) to its existing liquidity agreement (the “Partial Temporary Accelerated Payment Agreement”) between Delphi and GM, whereby GM agreed to accelerate payment of certain payables up to $300 million to Delphi. The following description of the Fourth Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(c) to this report and incorporated by reference herein. The Partial Temporary Accelerated Payments Agreement provided that GM would generally recoup these accelerated payments on or after the date that GM’s obligation to advance funds under the GM Advance Agreement terminates or advances made become due and payable in accordance with the GM Advance Agreement. The effect of the Fourth Amendment was to extend the date by which GM will offset the balance of the accelerated payments to its October 2009 MNS-2 payment (or subsequent MNS-2 payments) to Delphi, with the effect of increasing the GM payables to Delphi by the amount so offset.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, and to consummate the Modified Plan or any subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the Modified Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report, including the risk factors in Part I. Item 1A. Risk Factors contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Under the Modified Plan confirmed by the Court on July 30, 2009, holders of Delphi’s common stock will receive no value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	Thirteenth Amendment to Amended and Restated GM-Delphi Agreement, dated as of September 3, 2009

99 (b)	Thirty-Second Amendment to the Accommodation Agreement and Seventh Amendment to the Credit Agreement, dated as of September 3, 2009

99 (c)	Fourth Amendment to Partial Temporary Accelerated Payment Agreement, dated as of September 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer